Stream Communications Network, Inc.

(formerly Trooper Technologies Inc.)

Notes to Consolidated Financial Statements

June 30, 2002

(in Canadian dollars)

Schedule B:

1.

NATURE OF OPERATIONS & SIGNIFICANT ACCOUNTING POLICIES

Stream Communications Network, Inc. (“Stream” or the “Company”) mainly provides cable television services.  Its business lines also include high-speed internet access.  Previous business plans of the implementation and commercialization of animal-waste rendering technologies changed to incineration of animal waste and is available for sale, see note 4 – Discontinued operations.  All of its operations are located in Poland.

The company was incorporated on March 28, 1979 by registration of its Memorandum and Articles under the Company Act of British Columbia, Canada.  The company’s stock was consolidated on a one new for 3.9 old shares basis on August 16, 1985 and again consolidated on a one new for three old shares basis on May 29, 1992.  On October 19, 2001 the Company changed its name from Trooper Technologies Inc. to Stream Communications Network, Inc.

These interim consolidated financial statements should be read in conjunction with the audited December 31, 2001 annual financial statements.

These interim financial statements follow the same accounting policies and methods of their application as in the December 31, 2001 annual financial statements.  These interim consolidated financial statements do not conform in all respects to the requirements of Canadian generally accepted accounting principles for annual financial statements in that they do not include all note disclosures.

These consolidated financial statements include the accounts of the Company and the following subsidiaries.  All intercompany transactions and balances have been eliminated.

Percentage

Percentage

ownership

Country of

ownership June

December 31,

Incorporation

30, 2002

2001

EES Waste solutions Limited

Cyprus

100.0%

100.0%

International Eco-Waste Systems S.A. (“Eco-Waste”)

Poland

100.0%

100.0%

Stream Communications Sp. z o.o. (“Stream”)

Poland

100.0%

100.0%

Gimsat Sp. z o.o. (“Gimsat”) – (note 3)

Poland

100.0%

0.2%

Polvoice.com Sp. z o.o. (“Polvoice”)

Poland

95.5%

95.5%

Bielsat.com Sp. z o.o. (“Bielsat”)

Poland

51.0%

51.0%

Acquisitions, intangible assets and goodwill

In July 2001, the Canadian Institute of Chartered Accountants approved the new handbook section 1581, “Business Combinations”, replacing section 1580, that will require all business combinations to use the purchase method of accounting.  It has also approved a new section 3062, “Goodwill and Other Intangible Assets”, that will require intangible assets with an indefinite life and goodwill to be tested for impairment on an annual basis.  Goodwill and indefinite life intangibles will no longer be amortized.  Intangible assets with a definite life will continue to be amortized over their useful lives.  The new sections are consistent with those recently approved by the FASB (SFAS No. 141 and SFAS No. 142).  The adoption of these new standards is not expected to have any material effect on the Company’s financial position, results of operations or its cash flows.  Section 1581 is effective for business combinations initiated from July 1, 2001.

The Company has adopted the new recommendations of the Canadian Institute of Chartered Accountants with respect to goodwill and intangibles prospectively from the period ended December 31, 2001.

The Company has changed its accounting policy accordingly no longer amortizing using the straight-line method at a rate of 5%.  The company determined that the subscriber base and cable TV licences have indefinite life.  The company evaluated its existing intangible assets and goodwill  and concluded that no provisions for impairment were required, except for goodwill from the acquisition of PolVoice, now part of discontinued operations (note 4).

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and expenses for the periods reported.  Actual results could differ from those estimates.

Stream Communications Network, Inc.

(formerly Trooper Technologies Inc.)

Notes to Consolidated Financial Statements

June 30, 2002

(in Canadian dollars)

December 31,

2.

DEFERRED CHARGES

June 30, 2002

2001

Direct and incremental costs of IPO

$

904,524

$

-

Due diligence costs of acquisition targets

265,616

265,616

$

1,170,140

$

265,616

3.

ACQUISITIONS

The company substantially completed the acquisition of Gimsat.  The acquisition was accounted for by the purchase acquisition method.  The effective date of the acquisition is January 1, 2002,  after which the operations of Gimsat are included in these consolidated financial statements.  See also note 7, Amount Owing on Gimsat Acquisition.

At the time of acquisition the fair value of the assets and liabilities of Gimsat were:

Cash and cash equivalents

$

10,487

Accounts receivable

100,745

Inventory

3,051

Prepaids

5,790

Property, plant and equipment

2,544,481

Intangible assets (subscriber base)

4,487,188

Bank loans

(251,506)

Accounts payable and accrued liabilities

(31,832)

Future income tax liability

(1,251,828)

Cash consideration

$

5,616,576

4.

DISCONTINUED OPERATIONS

During 2001, the company commenced planned operations in providing cable TV and related cable services.  The previous business of meat waste rendering was interrupted when the European Commission imposed a ban on meat and bone meal products due to the risk of Bovine Spongiform Encephalopathy (“BSE”) spread by these products.  The Company changed direction in regards to the meat rendering business to avoid liability and uncertainty from the fallout from BSE and applied to change its hazardous waste licence to an incinerator licence.  The Company can utilize this license to start operations in the hazardous waste business, but the company has decided to sell this business, as it does not fit with its cable service business.  Although agreements were signed to sell Eco-Waste and EES, it was indicated that the purchaser does not intend to conclude the transactions as contemplated.  Accordingly the net assets of Eco-Waste were written off.

In view of the Company’s main business and objectives directed towards cable TV, it was decided to discontinue the operations of PolVoice.  In this manner, the Company is focused on one business objective.  Subsequent to December 31, 2001, the operations of PolVoice were discontinued and the company was liquidated on April 12, 2002.

The statements of operations for the discontinued business operations are:

June 30, 2002

PolVoice

Eco-Waste

Total

Sales

$

(52,023)

$

-

$

(52,023)

Expenses

127,210

253,045

380,255

Amortization

41,425

-

41,425

Write-down of net assets to net realizable value

-

1,956,063

1,956,063

Foreign exchange loss

26,459

45,806

72,265

Loss from discontinued operations

$

143,071

$

2,254,914

$

2,397,985

December 31, 2001

PolVoice

Eco-Waste

Total

Sales

$

(10,347)

$

-

$

(10,347)

Expenses

$

112,905

$

124,182

237,087

Interest expense

120

24

144

Amortization

-

-

-

Write-down of net assets to net realizable value

40,789

-

40,789

Foreign exchange gain

(4)

(471)

(475)

Loss from discontinued operations

$

143,463

$

123,735

$

267,198

Stream Communications Network, Inc.

(formerly Trooper Technologies Inc.)

Notes to Consolidated Financial Statements

June 30, 2002

(in Canadian dollars)

The balance sheets for the discontinued business operations are:

June 30, 2002

PolVoice

Eco-Waste

Total

Current assets

$

-

$

1,967

$

1,967

Property, plant and equipment

Land

-

127,928

127,928

Buildings

-

694,111

694,111

Automotive

-

1,112

1,112

Equipment, furniture and fixtures

-

187,729

187,729

Plant construction in progress

-

1,341,131

1,341,131

Foreign exchange

-

-

-

VAT receivable

-

6,078

6,078

Current liabilities

-

(403,993)

(403,933)

Net assets of discontinued operations before net realizable value provision

-

1,956,063

1,956,063

Net realizable value provision

-

(1,956,063)

(1,956,063)

Net assets of discontinued operations

$

-

$

-

$

-

December 31, 2001

PolVoice

Eco-Waste

Total

Current assets

$

142,728

$

123

$

142,851

Property, plant and equipment

Land

-

136,533

136,533

Buildings

-

809,215

809,215

Automotive

-

34,617

34,617

Equipment, furniture and fixtures

76,288

222,657

298,945

Plant construction in progress

-

1,427,891

1,427,891

Goodwill

31,055

-

31,055

VAT receivable

-

29,308

29,308

Current liabilities

(132,994)

(389,386)

(522,380)

Net assets of discontinued operations before net realizable value provision

117,077

2,270,958

2,388,035

Net realizable value provision

(40,789)

-

(40,789)

Net assets of discontinued operations

$

76,288

$

2,270,958

$

2,347,246

5.

PROPERTY, PLANT AND EQUIPMENT

Accumulated

June 30, 2002

Cost

amortization

Net book value

Automobiles

$

226,722

$

50,938

$

175,784

Plant and equipment

11,170,337

2,276,699

8,893,638

$

11,397,059

$

2,327,637

$

9,069,422

Accumulated

December 31, 2001

Cost

amortization

Net book value

Automobiles

$

134,110

$

24,947

$

109,163

Plant and equipment

8,056,598

1,048,961

7,007,637

$

8,190,708

$

1,073,908

$

7,116,800

Stream Communications Network, Inc.

(formerly Trooper Technologies Inc.)

Notes to Consolidated Financial Statements

June 30, 2002

(in Canadian dollars)

6.

INTANGIBLE ASSETS

Accumulated

June 30, 2002

Cost

amortization

Net book value

Cable TV licences

$

99,619

$

16,419

$

83,200

Subscriber base

6,187,114

48,921

6,138,193

Goodwill

147,671

5,806

141,865

$

6,434,404

$

71,146

$

6,363,258

Accumulated

December 31, 2001

Cost

amortization

Net book value

Cable TV licences

$

80,508

$

17,525

$

62,984

Subscriber base

2,129,157

52,211

2,076,946

Goodwill

147,671

5,806

141,865

$

2,357,336

$

75,541

$

281,795

7.

AMOUNT OWING ON GIMSAT ACQUISITION

Pursuant to the purchase of Gimsat, a balance of $1,074,000 USD is due in June 2003.

8.

CAPITAL STOCK

(a) Authorized

100,000,000 common shares of no par value.

Number of

(b) Issued

Shares

Price

Share Capital

Balance – October 31, 2001

21,878,778

$

21,310,084

Private placement

901,286

$

1.75

1,577,251

Private placement

4,740,875

$

1.60

7,585,400

Private placement

125,000

$

3.15

393,800

less share issuing costs

(130,863)

Finder’s fee

20,440

$

1.75

35,770

Fair value of warrants

(3,524,347)

Subscriptions receivable

(710,455)

$

1.60

(1,136,728)

Shares allotted for subscriptions receivable

710,455

-

Balance – December 31, 2001

27,666,379

$

26,110,367

Subscriptions received

-

1,136,728

Warrants exercised    4-Mar-02

316,667

$

2.53

800,000

Warrants exercised    31-May-02

451,081

$

1.80

811,946

Fair value of warrants exercised

-

595,559

Balance – June 30, 2002

28,434,127

$

29,454,600

(c) Options

In the Annual General Meeting held on April 30, 2001, the shareholders approved the creation of the “Stock Option Plan” pursuant to which the directors were authorized to issue stock options from time to time to employees, officers, consultants and directors of the Company up to 4,375,755 common shares of the Company at the time of such issue, at a minimum price allowed under the applicable securities law.

Common share purchase options are issued to directors, officers, employees and non-employees of the company with exercise prices which approximate market value at the time the option is granted.  Options granted previously vested immediately and have a term of five years.  Options granted in this period vest one-quarter every six months with the first quarter vesting immediately.  Options are normally granted for a period of five years.

Stream Communications Network, Inc.

(formerly Trooper Technologies Inc.)

Notes to Consolidated Financial Statements

June 30, 2002

(in Canadian dollars)

Summary of directors’ and employees’ stock options, warrants and convertible securities outstanding:

Weighted average

Shares

exercise price $

Balance of options at October 31, 2001

1,917,062

$

2.43

Granted

2,807,938

1.60

Forfeited

(355,000)

2.65

Balance of options at December 31, 2001

4,370,000

1.60

Granted

-

-

Forfeited

-

-

Balance of options at June 30,2002

4,370,000

$

1.60

Stock-based compensation

Had compensation cost for the company’s stock option plan been determined based on the fair value at the grant date with the fair value method, the company’s net loss and loss per share would have been increased to the pro forma amounts indicated below:

Six months

Six months

ended June 30,

ended July 31,

2002

2001

Net loss for the period

$

2,537,244

$

2,029,734

Additional stock-based compensation costs

-

-

Pro forma net loss

$

2,537,244

$

2,029,734

Pro forma basic loss per share

$

0.09

$

0.09

The following table summarizes information about fixed stock options outstanding at June 30, 2002:

Options Outstanding

Options Exercisable

Weighted

average

Weighted

Number

Weighted

Number

remaining

average

exercisable at

average

outstanding at

contractual life

exercise

March 31,

exercise

Range of exercise prices

March 31, 2002

(years)

price $

2002

price $

$ 1.41

114,062

1.8

$ 1.41

114,062

$ 1.41

$ 1.60

3,049,938

4.3

$ 1.60

242,000

$ 1.60

$ 2.62

715,000

2.6

$ 2.62

715,000

$2.62

$ 2.65

491,000

3.0

$ 2.65

491,000

$ 2.65

$ 1.41 - $ 2.65

4,370,000

3.8

$ 1.88

1,562,062

$ 2.38

(d) Warrants

The changes in warrants were as follows:

Number of

common shares

Number of

permitted to be

Fair value of

warrants

purchased

Price per share

Expiry date

Warrants

Balance December 31, 2001

1,195,000

597,500

$ 2.85

12-Jul-02

$

356,464

901,286

450,643

$ 2.00

28-Dec-03

228,318

300,000

150,000

$ 1.80

28-Dec-03

103,962

4,440,875

4,440,875

$ 1.80

28-Dec-03

2,753,687

125,000

125,000

$ 3.60

28-Dec-03

49,080

Exercised

3/4/2002

(400,000)

(200,000)

$ 2.85

3/4/2002

(200,000)

(100,000)

$ 2.00

6/4/2002

(16,667)

(16,667)

$ 1.80

5/31/2002

(451,081)

(467,748)

$ 1.80

Balance June 30, 2002

5,894,413

4,979,603

$

3,491,511

Stream Communications Network, Inc.

(formerly Trooper Technologies Inc.)

Notes to Consolidated Financial Statements

June 30, 2002

(in Canadian dollars)

9.

COMMITMENTS AND CONTINGENCIES

As at June 30, 2002, the company is committed under leases for cable networks, office space and automobiles.  The minimum payments for the next five years are as follows:

2003

$

421,755

2004

$

51,107

2005

$

53,556

2006

$

58,538

2007

$

58,538

10.

SEGMENTED INFORMATION

The company has one reportable segment.

Geographic information

Revenues are attributed to countries based on location of customer

Six months

Six months

ended June 30,

ended July 31,

Revenues

2002

2001

Canada

$

-

$

-

Poland

1,856,158

939,239

$

1,856,158

$

939,239

December 31,

Capital assets

June 30, 2002

2001

Canada

$

166,788

$

166,788

Poland

15,265,892

9,231,807

$

15,432,680

$

9,398,595

11.

SUBSEQUENT EVENTS

Subsequent to June 30, 2002 the company received $393,700 from the exercise of warrants.

Subsequent to June 30, 2002 the number of directors changed to three members, where Anna Mazur, Grzegorz Namyslowski and Zbigniew Tragarz left the board of directors and joined the advisory committee.

12.

LIST OF DIRECTORS AND OFFICERS

Anna Mazur – Chair & Director

Stan Lis – President & Director

Adam Wojcik – Chief Operating Officer & Director

Casey Forward – Chief Financial Officer

Grzegorz Namyslowski – Director

Zbigniew Tragarz – Director

13.

COMPARATIVE FIGURES

Some of the comparative figures have been reclassified to conform with the presentation adopted in the current period.

14.

BREAKDOWN OF EXPENSES

For the six months ended June 30, 2002

Programming

$

373,760

Installation, materials and maintenance

502,628

Operating costs

500,459

Sales and marketing

120,126

Professional fees

234,506

Internet

111,122

Administrative

349,366

Other

436,042

$

2,628,009

PREPARED BY MANAGEMENT